Exhibit 99.1

FOR IMMEDIATE RELEASE

KBL HEALTHCARE ACQUISITION CORP. III AND PRWT SERVICES, INC.
TO ENGAGE IN BUSINESS COMBINATION

PRWT IS ONE OF THE NATION’S LEADING AND FASTEST GROWING MINORITY-OWNED ENTERPRISES

New York, NY and Philadelphia, PA – March 16, 2009 – KBL Healthcare Acquisition Corp. III (“KBL”) (NYSE Alternext US: KHA, KHA-U, KHA-WT), a specified purpose acquisition company (SPAC), today announced that it has entered into a definitive agreement for a business combination with privately-held PRWT Services, Inc. (“PRWT”), a national, diversified enterprise operating in pharmaceutical manufacturing and distribution, facilities management and maintenance services, and business processing services.  Founded in 1988, PRWT is a certified minority business enterprise with 18 state and local entities and is certified by the National Minority Supplier Development Council (NMSDC) including 17 regional councils.  PRWT will retain its minority-owned status following the consummation of the business combination.

PRWT has grown, both organically and through acquisitions, from a single office and 16 employees to approximately 1,312 employees in 10 states and the District of Columbia.  PRWT estimates that revenues increased to more than $165.0 million for the full year ended December 31, 2008 from $75.4 million in 2007.

Effective January 1, 2008, and after a two-year due diligence process, PRWT, through its newly-created Life Sciences subsidiary Cherokee Pharmaceuticals (“Cherokee”), acquired a manufacturing facility located in Riverside, Pennsylvania from Merck & Co, Inc.  With the creation of Cherokee and the acquisition, PRWT became the first minority-owned manufacturer of Active Pharmaceutical Ingredients (“APIs”) in the United States.  Concurrent with the closing of the acquisition, PRWT executed a five-year supply agreement with Merck for APIs used in the formulation of human and animal health products and a four-year supply agreement to produce crop protection APIs with a non-Merck customer.  PRWT believes that Cherokee’s cGMP-certification, state-of-the-art facilities, excess operating capacity, and average employee tenure of 15 years provide a significant, flexible and scalable platform for growth with the potential to expand into other pharmaceutical businesses.

For the last 20 years, PRWT has been a leading provider of high volume/high performance back office services to a full range of commercial and government clients throughout the United States, and a provider of professional facilities management services focusing on complex and highly secure maintenance and management projects for federal, state and local governments.  PRWT provides services to the Delaware River Port Authority, San Francisco Municipal Transportation Agency, as well as the U.S. Social Security Administration, City of Philadelphia, Virginia Department of Transportation Movable Bridges, the U.S. Army Corps of Engineers, and the Thurgood Marshall Federal Judiciary Building.

Dr. Marlene Krauss, Chief Executive Officer of KBL, commented, “We believe that, after a diligent search, we have identified a company that possesses all of our investment criteria.   PRWT is, above all, a strong business with three competitively positioned business units, each of which stands to benefit during the current economic environment.  We believe that Cherokee, in particular, has the potential for significant growth and expansion.  PRWT possesses a world-class, results-driven management team led by its Chairman, Willie Johnson.  The company has earned a reputation as a value-added partner that consistently exceeds customer expectations.  As a minority-owned business, PRWT is expected to continue to benefit from increasing diversity spending.  In 2007 corporate members purchased over $100 billion in goods and services from National Minority Supplier Development Council (NMSDC) certified companies like PRWT.”

Dr. Krauss and her team successfully closed two prior SPAC transactions and possess decades of healthcare investing and merger and acquisition experience.

Willie F. Johnson, Founder and Chairman of PRWT Services, stated, “PRWT has built a strong and enduring business brand and a reputation among its clients for delivering innovative thinking, efficiencies and cost savings.  As a public company, we will sustain these priorities as well as focus on driving long-term value for our shareholders and continue to invest in the communities where we work and live.  We are confident in our prospects and look forward to working in collaboration with KBL to continue to grow the business.  This business combination will provide us with access to capital to fund internal growth initiatives and acquisitions, elevate our profile within our industries, and help us to attract and retain high quality professionals.”

Further information on PRWT Services, Inc. and its business units can be found on PRWT’s website at www.prwt.com.

The Transaction

Under the terms of the transaction, and in order to preserve PRWT’s minority certifications, the business combination between KBL and PRWT will be accomplished through the merger of KBL with and into a newly formed, wholly owned subsidiary of PRWT, with such subsidiary surviving the merger.  In connection with the merger, PRWT will be recapitalized and all outstanding common stock and warrants of KBL will automatically convert into the same number of securities of PRWT with their substantive terms remaining the same.  The merger is expected to close in the third quarter of 2009, and the parties will seek to obtain listing of PRWT’s common stock and warrants on NYSE or NASDAQ.  As a result of the business combination, PRWT will become the public company.

The total consideration in the business combination is approximately $140.2 million, consisting of:

•
11.95 million shares of the post-merger public company being issued to the current PRWT stockholders, valued at $91.7 million, assuming a stock price of $7.67 (closing KHA stock price as of March 13, 2009)

•	$3.5 million in cash being paid to the current stockholders of PRWT
•	The assumption of up to $45.0 million of PRWT’s net debt

An additional 8.0 million shares of common stock of the public company may be issuable to the management of PRWT upon the occurrence of certain events, including the achievement of yearly EBITDA targets as defined in the merger agreement.

PRWT’s senior management, under the direction of Mr. Johnson and a seasoned team of executives with average relevant industry experience of 28 years, will remain unchanged and will continue to operate the company.  PRWT management will have a majority interest in the combined entity at closing.

About KBL Healthcare Acquisition Corp. III

KBL Healthcare Acquisition Corp. III is a blank check company organized under the laws of the State of Delaware on January 9, 2007.  KBL was formed for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses in the healthcare industry in any geographic location.  On July 25, 2007, KBL closed its initial public offering (“IPO”) of 17.25 million units, including the underwriters’ full over-allotment option, generating $138.0 million in gross proceeds.  Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $6.00 per share. As of December 31, 2008, KBL held approximately $135.7 million in a trust account maintained by an independent trustee, which will be released to KBL upon the consummation of the business combination. Additional information is available at www.kblhealthcare.com.

The PRWT merger is subject to customary closing conditions, including (a) approval by KBL stockholders of the business combination with PRWT pursuant to the Merger Agreement, (b) approval by KBL stockholders of certain amendments to the certificate of incorporation of KBL and (c) fewer than 30% of the shares of KBL Common Stock issued in its IPO voting against the Merger and demanding a cash conversion of their shares in accordance with KBL’s amended and restated certificate of incorporation.

Forward Looking Statements

This press release contains forward-looking statements.  Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about our: ability to complete a combination with one or more target businesses; success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination; our management team’s allocation of their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements; potential inability to obtain additional financing to complete a business combination; limited pool of prospective target businesses; potential change in control if we acquire one or more target businesses for stock; public securities’ limited liquidity and trading; failure to list or delisting of our securities from the NYSE Allternext US  Stock Exchange or an inability to have our securities listed on the NASDAQ Stock Exchange following a business combination; use of proceeds not in trust or available to us from interest income on the trust account balance; or our financial performance following this offering.

The forward-looking statements contained in this release are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

Certain financial information and data of PRWT contained in this press release is unaudited and prepared by PRWT as a private company, and may not conform to SEC Regulation S-Χ. Accordingly, such information and data may be adjusted and presented differently in KBL’s’ proxy statement to solicit stockholder approval of the proposed business combination.

KBL Healthcare Acquisition Corp. III intends to file with the SEC a preliminary proxy statement and related documents in connection with the proposed business combination with PRWT and to mail a definitive proxy statement and other relevant documents to KBL stockholders. Stockholders of KBL and other interested persons are advised to read, when available, KBL’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with KBL’s solicitation of proxies for the special meeting to be held to approve the business combination, because these proxy statements will contain important information about PRWT, KBL  and the proposed business combination. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s internet site at http://www.sec.gov or by directing a request to: KBL Healthcare Acquisition Corp. III., 380 Lexington Avenue, 31st Floor, New York, NY 10168.

KBL Healthcare Acquisition Corp III, its directors and officers may be deemed participants in the solicitation of proxies from KBL’s stockholders. Α list of the names of those directors and officers and descriptions of their interests in KBL is contained in KBL’s filings with the SEC, and will also be contained in KBL’s proxy statement when it becomes available.  KBL’s stockholders may obtain additional information about the interests of its directors and officers in the business combination by reading KBL’s proxy statement when it becomes available.

COMPANY CONTACT:	-OR-	INVESTOR RELATIONS:
KBL Healthcare Acquisition Corp. III		The Equity Group Inc.
Dr. Marlene Krauss		Gerrard Lobo
Chief Executive Officer		Senior Account Executive
212-319-5555 ext. 3416		(212) 836-9610
mkrauss@kblhealthcare.com		globo@equityny.com

Michael Kaswan		Devin Sullivan
Chief Operating Officer		Senior Vice President
212-319-5555 ext. 3412		(212) 836-9608
mike@kblhealthcare.com		dsullivan@equityny.com

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